Registration No. 333-176876
Registration No. 333-171904
Filed December 28, 2012

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933]

Century Next Financial Corporation
(Exact Name of Registrant as Specified in Its Charter)

Louisiana	27-2851432
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

505 North Vienna Street, Ruston, Louisiana	71270
(Address of Principal Executive Offices)	(Zip Code)
Century Next Financial Corporation 2011 Stock Option Plan and Bank of Ruston 401(k) Plan
(Full Title of the Plans)
Benjamin L. Denny President and Chief Executive Officer Century Next Financial Corporation 505 North Vienna Street Ruston, Louisiana 71270 (318) 255-3733	Copies to: Eric M. Marion, Esq. Elias, Matz, Tiernan & Herrick L.L.P. 734 15th Street, N.W., 11th Floor Washington, D.C. 20005 (202) 347-0300
(Name, Address and Telephone Number of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Amendment”) relates to the following Registration Statements on Form S-8 of Century Next Financial Corporation (the “Company”) (collectively, the “Registration Statements”):

Registration Statement No. 333-176876 registering 105,800 shares of common stock of the Company under the Company’s 2011 Stock Option Plan; and

Registration Statement No. 333-171904 registering 80,000 shares of common stock of the Company under the Bank of Ruston 401(k) Plan.

The Company has terminated all offerings of common stock of the Company pursuant to the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remained unsold at the termination of the offerings, the Company hereby removes from registration all of such securities of the Company registered but unsold under the Registration Statements, if any.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Ruston, state of Louisiana, on this 28th day of December 2012.

CENTURY NEXT FINANCIAL CORPORATION

By:	/s/Benjamin L. Denny
Benjamin L. Denny President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/Thomas W. Rogers*
Thomas W. Rogers, Esq. /s/Benjamin L. Denny	Chairman of the Board	December 28, 2012
Benjamin L. Denny /s/Mark A. Taylor	President and Chief Executive Officer and Director	December 28, 2012
Mark A. Taylor, CPA /s/J. Brandon Ewing*	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	December 28, 2012
J. Brandon Ewing /s/William D. Hogan*	Director	December 28, 2012
William D. Hogan /s/Dan E. O'Neal, III	Executive Vice President and Director	December 28, 2012
Dan E. O’Neal, III	Director	December 28, 2012

Name	Title	Date
/s/Daniel D. Reneau*
Dr. Daniel D. Reneau /s/Scott R. Thompson*	Director	December 28, 2012
Scott R. Thompson /s/Neal Walpole*	Director	December 28, 2012
Neal Walpole	Director	December 28, 2012
________________
*By Benjamin L. Denny, Attorney-in-fact.

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